UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 7, 2013

Huntington Preferred Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-33243	31-1356967
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio	43287
_________________________________ (Address of principal executive offices)	___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 7, 2013, the Board of Directors of Huntington Preferred Capital, Inc. (HPCI), a subsidiary of The Huntington National Bank, declared a quarterly dividend of $0.4921875 per share on its Class C preferred stock. The dividend is payable December 31, 2013, to shareholders of record on November 20, 2013.

The HPCI Board also approved the redemption effective on December 31, 2013 (the Redemption Date), of all of the 2,000,000 outstanding shares of 7.875% Noncumulative Series C Preferred Stock of HPCI. On the Redemption Date, holders of such securities will be entitled to receive the redemption price of $25.00 per share for Class C preferred securities. The redemption price may differ from the market price of the Class C preferred securities on or prior to the Redemption Date.

The information contained or incorporated by reference in Item 2.02 of this Form 8-K shall be treated as “furnished” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

The exhibits referenced below shall be treated as “furnished” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

(d) Exhibits.

Exhibit 99.1 – News release of Huntington Preferred Capital, Inc., dated November 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Preferred Capital, Inc.

November 7, 2013	By:	/s/ Richard A. Cheap

Name: Richard A. Cheap
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	News release of Huntington Preferred Capital Inc., November 7, 2013.